As filed with the Securities and Exchange Commission on January 6, 2003
                                                       Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933




                                STEELCASE INC.
            (Exact Name of Registrant as Specified in Its Charter)



                             Michigan                                                    38-0819050
  (State or Other Jurisdiction of Incorporation or Organization)            (I.R.S. Employer Identification No.)

                     901 44th Street
                 Grand Rapids, Michigan                       49508
        (Address of Principal Executive Offices)            (Zip Code)



                  STEELCASE INC. INCENTIVE COMPENSATION PLAN
                           (Full Title of the Plan)

                             Jon D. Botsford, Esq.
           Senior Vice President, Secretary and Chief Legal Officer
                                Steelcase Inc.
                                901 44th Street
                         Grand Rapids, Michigan 49508
                                (616) 246-9600
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                  ----------



                        CALCULATION OF REGISTRATION FEE
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
================================== ========================= ======================== ========================= ===================

                                                                Proposed Maximum          Proposed Maximum          Amount Of
      Title Of Securities                Amount To Be            Offering Price          Aggregate Offering        Registration
       To Be Registered                   Registered              Per Share (1)              Price (1)                 Fee
---------------------------------- ------------------------- ------------------------ ------------------------- -------------------
---------------------------------- ------------------------- ------------------------ ------------------------- -------------------
                                                                                           $69,637,381.01           $6,406.64
   Class A Common Stock,
   no par value per share                 6,715,273                  $10.37
================================== ========================= ======================== ========================= ===================


(1)   In accordance with Rules 457(c) and (h) under the Securities Act of
      1933, as amended (the "Securities Act"), estimated solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low prices for a share of Common Stock on the Composite Tape of the New York Stock Exchange on
      December 27, 2002.


                    STATEMENT UNDER GENERAL INSTRUCTION E -
                     REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of Form S-8, this Registration
Statement is filed in order to register an additional 6,715,273 shares of Class A Common Stock, no par value per share (the "Class A Common Stock") of
Steelcase Inc. (the "Company") reserved for issuance under the Steelcase Inc.
Incentive Compensation Plan, as amended and restated. Pursuant to General
Instruction E, the contents of the Company's Registration Statements on Form
S-8, File No. 333-46711 and File No. 333-50964, are hereby incorporated by reference into this Registration Statement. Upon the effectiveness of this Registration Statement, a total of 21,000,000 shares of Class A Common Stock issuable under the plan will be registered, consisting of 14,284,727 shares of Class A Common Stock registered under the prior Registration Statements described above, plus 6,715,273 additional shares of Class A Common Stock being registered hereby.

         The plan has been amended and restated as of March 1, 2002 to satisfy certain requirements under Section 162(m) of the Internal Revenue Code, to increase the number of shares available for issuance under the plan (as described above) and to modify the plan's definition of "Change in Control."
The plan was amended and restated by the board pursuant to its amendment authority under the plan and was approved by the Company's shareholders.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The following information is provided pursuant to General Instruction
E of Form S-8.

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange
Commission (the "Commission") by the Company pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 22, 2002.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended May 24, 2002, August 23, 2002 and November 22, 2002 and Current
Reports on Form 8-K dated April 29, 2002 (filed April 30, 2002), May 24, 2002
(filed June 7, 2002), August 16, 2002, September 9, 2002, October 29, 2002 and
January 6, 2003.

         (c) The description of the Class A Common Stock of the Company set forth in the Company's Form 8-A Registration Statement filed by the Company with the Commission on February 11, 1998.

         All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Sheila C. Dayton will issue an opinion regarding the validity of the shares of the Company's Class A Common Stock offered hereby. Sheila C. Dayton is Vice
President, General Counsel and Assistant Secretary of the Company. Sheila C.
Dayton currently owns shares of the Company's Class A Common Stock and is eligible to participate under the plan.

Item 8.  Exhibits.


Exhibit No.      Description of Exhibit


5.1 Opinion of Sheila C. Dayton, Vice President, General Counsel and Assistant Secretary of the Company.

23.1             Consent of BDO Seidman, LLP.

23.2             Consent of Sheila C. Dayton (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature pages to the Registration Statement).

99.1 Steelcase Inc. Incentive Compensation Plan, amended and restated as of March 1, 2002.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 31st day of December, 2002.

                                           STEELCASE INC.


                                           By: /s/   James P. Hackett
                                              ----------------------------------
                                              Name:  James P. Hackett
                                              Title: President and
                                                     Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Hackett and James P. Keane and each of them his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 31st day of December, 2002.

                  Signature                                     Title
                  ---------                                     -----

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

             /s/ James P. Hackett                    President and Chief Executive Officer
-----------------------------------------------      and Director
               James P. Hackett                      (principal executive officer)


              /s/ James P. Keane                     Senior Vice President and Chief Financial
-----------------------------------------------      Officer
                James P. Keane                       (principal financial and accounting officer)


                /s/ David Bing                       Director
-----------------------------------------------
                  David Bing


           /s/ William P. Crawford                   Director
-----------------------------------------------
             William P. Crawford


              /s/ Earl D. Holton                     Director
-----------------------------------------------
                Earl D. Holton


           /s/ Michael J. Jandernoa                  Director
-----------------------------------------------
             Michael J. Jandernoa


              /s/ David W. Joos                      Director
-----------------------------------------------
                David W. Joos


        /s/ Elizabeth (Lisa) Valk Long               Director
-----------------------------------------------
          Elizabeth (Lisa) Valk Long


            /s/ Robert C. Pew III                    Director
-----------------------------------------------
              Robert C. Pew III


            /s/ Peter M. Wege, II                    Director
-----------------------------------------------
              Peter M. Wege, II


           /s/ P. Craig Welch, Jr.                   Director
-----------------------------------------------
             P. Craig Welch, Jr.


             /s/ Kate Pew Wolters                    Director
-----------------------------------------------
               Kate Pew Wolters



                               EXHIBIT INDEX


Exhibit No.     Description of Exhibit
-----------     ----------------------


5.1 Opinion of Sheila C. Dayton, Vice President, General Counsel and Assistant Secretary of the Company.

23.1            Consent of BDO Seidman, LLP.

23.2            Consent of Sheila C. Dayton (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature pages to the Registration Statement).

99.1 Steelcase Inc. Incentive Compensation Plan, amended and restated as of March 1, 2002.



                                                                     Exhibit 5.1
                                                                     -----------


                            [STEELCASE LETTERHEAD]



January 6, 2003


Steelcase Inc.
901 44th Street
Grand Rapids, Michigan  49508

Ladies and Gentlemen:

I am the Vice President, General Counsel and Assistant Secretary for Steelcase Inc., a Michigan corporation (the "Company"), and have acted as counsel to the Company in connection with preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 6,715,273 shares of the Company's Class A Common Stock (the "Class A Common Stock"), issued or to be issued pursuant to (a) the Steelcase Inc. Incentive Compensation Plan, as amended (the "Plan"), or (b) options granted under the Plan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

I am admitted to the practice of law in the State of Michigan, and I express no opinion as to the laws of any other jurisdiction other than the Business Corporation Act of the State of Michigan and the Federal laws of the United States of America, but only to the extent specifically referred to herein.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Plan; and (iii) certain resolutions of the Board of Directors of the Company and the shareholders of the Company relating to the Plan and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is my opinion that the shares of Class A Common Stock to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, (a) when issued and granted by the Company in accordance with the Plan or (b) when issued and sold by the Company in accordance with options granted under the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

/s/ Sheila C. Dayton
Sheila C. Dayton
Vice President, General Counsel and Assistant Secretary



                                                                    Exhibit 23.1
                                                                    ------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2002 relating to the consolidated financial statements and schedule of Steelcase Inc., appearing in Steelcase Inc.'s Annual Report on Form 10-K for the year ended February 22, 2002.



/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
Grand Rapids, Michigan
January 3, 2003